EXHIBIT INDEX


       EXHIBIT NO.            DESCRIPTION                            PAGE

         3.1       Restated Certificate of Incorporation, as amended.

                                                             Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        RENAISSANCE COMMUNICATIONS CORP.

        Renaissance Communications Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies:

          1. That the Corporation's present name is "RENAISSANCE COMMUNICATIONS CORP." That the Corporation was originally incorporated under the name "Television Enterprises, Inc." and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 30, 1986.

          2. That, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

          3. That this Restated Certificate of Incorporation and the amendments to the Certificate of Incorporation contained herein were declared advisable and adopted by the unanimous written consent of the Board of Directors of the Corporation and were approved by written consent of the holders of a majority of outstanding shares of Common Stock of the Corporation and by the unanimous written consent of the holders of the outstanding shares of Series B Exchangeable Preferred Stock voting as a class pursuant to Section 228 of the General Corporation Law of the State of Delaware, and have thereby been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Restated Certificate of Incorporation of the Corporation as heretofore amended and supplemented is hereby restated, integrated and further amended to read in its entirety as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
                        RENAISSANCE COMMUNICATIONS CORP.

          FIRST: The name of the Corporation is RENAISSANCE COMMUNICATIONS CORP.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman square, Suite L-100, in the City of Dover, County of Rent, zip code 19901, and the name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Three Million (3,000,000) shares, of which (a) Two Million Five Hundred Thousand (2,500,000) shares shall be Preferred Stock with a par value of $1.00 per share (hereinafter referred to as "Preferred Stock") and (b) Five Hundred Thousand (500,000) shares shall be Common Stock with a par value of $1.00 per share (hereinafter referred to as the "Common Stock").

          The following is a statement of the designations, powers, preferences and rights of the classes of capital stock of the Corporation and the qualifications, limitations or restrictions thereof.

                                       A.

          Preferred Stock may be issued in one or more series. The number of shares of any series of Preferred Stock and the designations, powers, preferences and relative, participating, optional and other special rights of Preferred Stock of each series, and the qualifications, limitations and restrictions thereof, shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the number of shares constituting that series and the distinctive designation of that series, (b) state the dividend rate, if any, therefor, which dividend rate may vary under different conditions and at different dates, and, if a dividend rate shall be fixed for shares of Preferred Stock of such series, the terms and conditions of declaration and payment of dividends on such shares (which terms and conditions may vary under different conditions and at different dates), including, without limitation, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series, (c) fix the rights of shares of Preferred Stock of such series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not shares of Preferred Stock of such series shall be redeemable and, if so, the terms and conditions of such redemption, including, without limitation, the date or dates upon or after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amounts may vary under different conditions and at different redemption dates, (e) fix the voting powers of the holders of Preferred Stock of such series, whether full or limited, or without voting powers; and may, in a manner not inconsistent with the provisions of this Article FOURTH, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase, redeem or otherwise acquire shares of capital stock ranking junior to Preferred Stock as to dividends or distribution of assets upon liquidation (such capital stock is hereinafter referred to in this Part A of Article FOURTH as "junior stock"), (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to the holders of, or the purchase, redemption, or reacquisition of, junior stock, (v) grant to the holders of Preferred Stock of such series the right to convert such stock into shares of junior stock, and
(vi) fix such other designations, powers, preferences, rights, qualifications, limitations and restrictions of shares of Preferred Stock of such series as the Board of Directors may determine and which are not inconsistent with the provisions of this Article FOURTH. The term "fixing for such series" and similar terms shall mean stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

                                       B.

          Subject to the prior rights of Preferred Stock, set forth in Part A of this Article FOURTH and to the conditions set forth therein or in any resolution of the Board of Directors providing for issuance of any particular series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on Common Stock from time to time out of any funds legally available therefor.

          Subject to the provisions of Part A of this Article FOURTH, the holders of Common Stock shall be entitled to one vote for each share held at all meetings of stockholders of the Corporation; provided, however, that the holders of all or any series of Preferred Stock shall have certain voting rights as provided in Parts C, D, E and F hereof or in any resolution of the Board of Directors providing for issuance of any particular series of Preferred Stock, which are not otherwise provided to the holders of the Common Stock.

                                       C.

          There is hereby created a series of Preferred Stock, hereby designated as the Series A Senior Preferred Stock, to consist of 100,000 shares, par value of $1.00 per share, having the designations, preferences, relative participating, optional and other special rights, qualifications, limitations and restrictions as hereinafter set forth:

          1. DESIGNATION. The designation of the series of Preferred Stock created hereby is Series A Senior Preferred Stock and the number of shares constituting such Series is One Hundred Thousand (100,000) (the "Senior Preferred Stock").

          2. RANK. The Senior Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, including all classes of Common Stock and any other series of Preferred Stock established by the Board of Directors (all of such equity securities of the corporation to which the Senior Preferred Stock ranks prior are collectively referred to herein as the "Junior Stock").

          3. DIVIDENDS.

               (i) The holders of Senior Preferred Stock shall be entitled to receive in preference to the holders of any Junior Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $10.00 per share per annum. Such dividends shall begin to accrue from and after the date of issuance and shall be payable in equal quarterly installments at the rate of $10.00 per share per annum on a cumulative basis quarterly on the 1st day of January, April, July and October in each year (each of such dates being a "dividend payment date") with the first such payment to be made on July 1, 1989, provided that the amount of the first quarterly dividend payment shall be computed at a rate of $10.00 per share per annum based on the number of days from the date of issuance to the date of payment thereof and further provided that the quarterly dividend payable on any Senior Preferred Stock which is outstanding for a portion of any quarterly period shall be computed based on the number of days during such quarterly period such Senior Preferred Stock is outstanding. Any dividend payments to be made with respect to the Senior Preferred Stock for the period through July 1, 1992 shall be made by the Corporation issuing additional fully paid and nonassessable shares of Senior Preferred Stock at the rate of .10 of a share for each $10.00 of such accrued dividends. The issuance of such additional shares shall constitute full payment of such dividends.

               (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph 3(i) of Part C hereof shall be paid pro rata to the holders entitled thereto. Any dividend not paid shall be fully cumulative and shall accrue quarterly (whether or not declared), with an amount equivalent to interest at the rate of 10% per annum, compounded quarterly.

               (iii) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Senior Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Senior Preferred Stock at any time, whether permitted by any of such agreements or not.

               (iv) (a) Holders of shares of the Senior Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(i) of Part C hereof in preference to and in priority over any dividends upon any of the Junior Stock.

                    (b) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment on or make any distribution in respect of any of the Junior Stock, either directly or indirectly, other than distributions or dividends in Junior Stock to the holders of Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, or distribution, all accrued and unpaid dividends on shares of the Senior Preferred Stock not paid on the dates provided for in paragraph 3(i) of Part C hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph 3(i) or paragraph 3(iii) of Part C hereof) shall have been or be paid.

                    (c) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock.

               (v) Each fractional share of Senior Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Senior Preferred Stock pursuant to paragraph 3(i) of Part C hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and accrue (whether or not declared), with interest at the rate of 10% per annum, and shall be payable in the same manner and at such times as provided for in paragraph 3(i) of Part C hereof with respect to dividends on each outstanding share of Senior Preferred Stock.

               (vi) Notwithstanding any other provision contained in this paragraph 3 of this Part C, if the Corporation fails to make payment of the Put Price for the Put Shares on the Put Closing Date (as such terms are defined in Section 8.21 of that certain WDZL-TV Assets Purchase Agreement by and between 39 Broadcasting, Ltd. and the Corporation, dated as of October 7, 1988, as amended by Amendment No. 1 thereto) for any reason other than the failure of 39 Broadcasting, Ltd. to deliver to the Corporation a Notice of Sale (as defined in Section 8.21 of said WDZL-TV Assets Purchase Agreement) or to deliver to the Corporation the certificates for said Put Shares together with stock powers, stock transfer tax stamps and signature guaranties as set forth in Section 8.21 of said WDZL-TV Assets Purchase Agreement, then the dividend rate on the Senior Preferred Stock shall, as of the Put Closing Date and until the Corporation makes payment of the Put Price, be increased to the rate of $12.44 per share per annum and such dividends shall be paid in the manner provided in paragraph 3(i) of this Part C. In the event that, following the Put Closing Date, the Corporation makes payment of said Put Price for said Put Shares, the dividend rate on the Senior Preferred Stock shall, as of the date of such payment, be reduced to the rate of $10.00 per share per annum and such dividends shall be paid in the manner provided in paragraph 3(i) of this Part C.

          4. LIQUIDATION PREFERENCE.

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. Except as provided in the preceding sentence, holders of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Senior Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Senior Preferred Stock are entitled were paid in full.

               (ii) For the purposes of this paragraph 4 of this Part C, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more corporations (excluding a merger where the Corporation is the surviving corporation of such merger) shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, subject to the Corporation having funds legally available for any payment required as a result thereof.

               (iii) The liquidation payment with respect to each outstanding fractional share of Senior Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Senior Preferred Stock.

          5. REDEMPTION.

               (i) The Senior Preferred Stock shall be redeemable, at the option of the Corporation, in whole or in part, at any time or from time to time, at a redemption price of $100.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, to the extent the Corporation shall have funds legally available for such payment.

               (ii) On May 3, 1999 or as soon thereafter as funds are legally available therefor, the Corporation shall, to the extent funds are legally available therefor, redeem all outstanding shares of Senior Preferred Stock for a price per whole share of $100.00, together with accrued and unpaid dividends thereon to the date of redemption.

               (iii) Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock unless reissued as a stock dividend on shares of Senior Preferred Stock.

               (iv) Notwithstanding the foregoing provisions of this paragraph 5 of this Part C, unless the full cumulative dividends on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Senior Preferred Stock shall be redeemed unless all outstanding shares of Senior Preferred Stock are simultaneously redeemed.

          6. PROCEDURE FOR REDEMPTION.

               (i) In the event that fewer than all the outstanding shares of Senior Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in any redemption of fewer than all the outstanding shares of Senior Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares of Senior Preferred Stock not to exceed 100, as may be specified by the Corporation.

               (ii) In the event the Corporation shall redeem shares of Senior Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of Senior Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Senior Preferred Stock (unless reissued as a stock dividend on Senior Preferred Stock), and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          7. VOTING RIGHTS.

               (i) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 7 of this Part C or as otherwise provided by law.

               (ii) So long as any shares of Senior Preferred Stock are outstanding, the Corporation will not without the affirmative vote or consent of the holders of a majority of the issued and outstanding Senior Preferred Stock voting as a separate class create any class or series of shares ranking on a parity with or prior to the Senior Preferred Stock either as to dividends or redemption or upon liquidation, or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's certificate of incorporation to adversely affect the voting powers, rights or preferences of the Senior Preferred Stock.

               (iii) In case at any time four or more payments of dividends on the Senior Preferred Stock shall not have been paid in full, then during the period (the "Voting Period") commencing with such time and ending with the time when one full fiscal quarter of the Corporation shall have elapsed after all arrears in dividend payments on the Senior Preferred Stock shall have been paid, at any meeting of stockholders of the Corporation held for the election of directors during the Voting Period, the holders of a majority of the issued and outstanding shares of Senior Preferred Stock present in person or represented by proxy at said meeting shall be entitled, as a class to the exclusion of the holders of all other classes of stock of the Corporation, to elect one additional director to the Board of Directors of the Corporation. The rights of the holders of Senior Preferred Stock contained in this paragraph 7 (iii) of this Part C may be exercised by unanimous written consent in lieu of a meeting or by a vote at any annual or special meeting of the stockholders of the Corporation (including a special meeting of the holders of the Senior Preferred Stock called as provided in paragraphs 7(iv) and (v) of this Part C below). At the end of the Voting Period, the term of such additional director shall automatically terminate and the holders of the Senior Preferred Stock shall be automatically divested of all voting power vested in them under this paragraph 7(iii) of this Part C but subject always to the subsequent vesting hereunder of voting power in the holders of the Senior Preferred Stock in the event of any similar default or defaults thereafter.

               (iv) If at any time the holders of the Senior Preferred Stock have the right to elect that one additional director pursuant to paragraph 7(iii) of this Part C above, then the Secretary of the Corporation shall upon the written request of the holders of Senior Preferred Stock representing at least 51% of the issued and outstanding shares of Senior Preferred Stock, call a special meeting of stockholders for the purpose of electing such additional member of the Board of Directors. The Corporation shall pay all reasonable expenses of the calling and holding of any such meeting. Upon the election of such additional director by the holders of the Senior Preferred Stock at a special meeting, the director elected by such holders, together with all current directors, shall constitute the directors of the Corporation until the next annual meeting.

               (v) The special meeting contemplated under paragraph 7(iv) of this Part C shall be held at the earliest practicable date, but not more than twenty (20) days after receipt by the Corporation of said written request, at such place as is specified in the By-laws of the Corporation. If any such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of said written request on him, then the holders of Senior Preferred Stock representing at least 51% of the issued and outstanding shares of the Senior Preferred Stock may designate in writing one of their number to call such meeting, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of stockholders pursuant to these provisions.

               (vi) At any meeting held for the purpose of electing directors at which the holders shall have the right, voting as a separate class, to elect a director as provided in paragraph 7(iii) of this Part C, the presence, in person or by proxy of the holders of a majority of the aggregate number of shares of Senior Preferred Stock then outstanding shall be required to constitute a quorum for such election.

          8. PERMITTED REDEMPTION. Notwithstanding anything to the contrary in the foregoing provisions of this Certificate, including, without limitation, paragraphs 3 or 5 of Part C hereof, subject to compliance with applicable law, the Corporation or any insurance trust established by the Corporation (including, without limitation, the insurance trust dated as of February 1, 1989 by and among the Corporation, Sidney Lapidus and Joanne R. Wenig, as trustees, as the same may be amended from time to time) shall be permitted to redeem or purchase all or any portion of shares of its Junior Stock at any time from the proceeds of life and/or disability insurance maintained or held with respect to executive officers of the Corporation (including, without limitation, Michael Finkelstein), irrespective of whether any of the Senior Preferred Stock is then outstanding and will remain outstanding thereafter.


                                       D.

          There is hereby created a series of Preferred Stock, hereby designated as the Series B Exchangeable Preferred Stock, to consist of 1,200,000 shares, par value of $1.00 per share, having the designations, preferences, relative participating, optional and other special rights, qualifications, limitations and restrictions as hereinafter set forth:

          1. DESIGNATION. The designation of the series of Preferred Stock created hereby is Series B Exchangeable Preferred Stock and the number of shares constituting such series is 1,200,000 (the "Series B Preferred Stock").

          2. RANK. The Series B Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank (i) junior to the Corporation's Series A Senior Preferred Stock (the "Senior Stock"), (ii) on a parity with the Corporation's Series C Convertible Preferred Stock (the "Series C Preferred Stock"), (iii) prior to or on parity with any other series of preferred stock established by the Board of Directors as set forth in the resolution of the Corporation's Board of Directors creating any such other series, and (iv) prior to the Corporation's Series D Convertible Preferred Stock (the "Series D Preferred Stock") and any other series of preferred stock which is not by its terms on a parity with or prior to the Series B Preferred Stock and to all classes of Common Stock of the Corporation. All of such equity securities of the Corporation to which the Series B Preferred Stock ranks prior are collectively referred to in this Part D as the "Junior Stock" and all such equity securities of the Corporation which rank on parity with the Series B Preferred Stock in respect to rights and redemption and rights on liquidation, winding up and dissolution are collectively referred to in this Part D as "Parity Stock".

          3. DIVIDENDS.

               (i) Subject to the rights of the Senior Stock, the holders of Series B Preferred Stock shall be entitled to receive in preference to the holders of any Junior Stock and on a parity with any Parity Stock as to which dividends are payable on a parity with the Series B Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the rate of $12.00 per share per annum. Such dividends shall begin to accrue from and after the date of issuance and shall be payable in equal quarterly installments at the rate of $12.00 per share per annum on a cumulative basis quarterly on the 1st day of January, April, July, and October in each year (each of such dates being a "dividend payment date"), with the first such payment to be made July 1, 1989; provided, however, that (A) the amount of the first quarterly dividend payment shall be computed at a rate of $12.00 per share per annum based on the number of days from the date of issuance to the date of payment thereof and further provided that the quarterly dividend payable on any Series B Preferred Stock which is outstanding for a portion of any quarterly period shall be computed based on the number of days during such quarterly period such Series B Preferred Stock is outstanding; and (B) dividends on the Series B Preferred Stock shall be payable at the rate of $18.00 per Share per annum on a cumulative basis quarterly beginning July 1, 1998. Any dividend payments to be made with respect to the Series B Preferred Stock for the period through June 30, 2000 or, if earlier, the date six months after the senior bank debt of the corporation has been paid in full shall be made by the Corporation issuing additional fully paid and nonassessable shares of Series B Preferred Stock at the rate of .12 of a share for each $12.00 of such accrued dividends issued through June 30, 1998 and at the rate of .18 of a share for each $18.00 of such accrued dividends issued after June 30, 1998. The issuance of such additional shares shall constitute full payment of such dividends.

               (ii) All dividends paid with respect to shares of the Series B Preferred Stock pursuant to paragraph 3(i) of this Part D shall be paid pro rata to the holders entitled thereto. Any dividend not paid shall be fully cumulative and shall accrue quarterly (whether or not declared), with interest at the rate of 12% per annum through June 30, 1998 and at the rate of 18% per annum thereafter, compounded quarterly.

               (iii) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness or Senior Stock or any Parity Stock specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series B Preferred Stock at any time, whether permitted by any of such agreements or not.

               (iv) (a) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(i) of this Part D hereof in preference to and in priority over any dividends upon any of the Junior Stock.

                    (b) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Stock to the holders of Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption and/or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph 3(i) of Part D hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph 3(i) or paragraph 3(iii) of this Part
D) shall have been or be paid.

               (v) Each fractional share of Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Preferred Stock pursuant to paragraph 3(i) of this Part D, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and accrue (whether or not declared), with interest at the rate of 12% per annum through June 30, 1998 and at the rate of 18% per annum thereafter, and shall be payable in the same manner and at such tines as provided for in paragraph 3(i) of this Part D with respect to dividends on each outstanding share of Series B Preferred Stock.

               (vi) Subject to the rights of the holders of the Senior Stock, if the Corporation shall declare a dividend on the Series B Preferred Stock and the amount of the dividend declared or such lesser amount as may be legally available for the payment thereof, is not sufficient to pay in full the accrued and unpaid dividends on the Series B Preferred Stock and the accrued and unpaid dividends on all outstanding shares of Parity Stock entitled to parity dividend payments, then the holders of all such shares shall share ratably in such distribution of assets as follows: with respect to all outstanding shares of Series B Preferred Stock, an amount equal to (A) the amount which is available for such distribution multiplied by (B) a fraction, (1) the numerator of which is the aggregate accrued and unpaid dividends on the Series B Preferred Stock, and (2) the denominator of which is the aggregate amount which would be payable upon such distribution to the holders of all outstanding shares of Series B Preferred Stock and other Parity Stock entitled to parity with respect to the payment of dividends if the holder of each such outstanding share of Series B Preferred Stock and each such outstanding share of such Parity Stock were paid in full.

          4. LIQUIDATION PREFERENCE.

               (i) Subject to the rights of the holders of Senior Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in each equal to $100.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. Except as provided in the preceding sentence, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. Subject to the rights of the holders of Senior Stock, if the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series B Preferred Stock and Parity Stock on the liquidation, dissolution or winding up, then the holders of all such shares shall share ratably in such distribution of assets as follows: with respect to all outstanding shares of Series B Preferred Stock, an amount equal to (A) the amount which is available for such distribution multiplied by (B) a fraction, (1) the numerator of which is the aggregate liquidation preference of the Series B Preferred Stock, and (2) the denominator of which is the aggregate amount which would be payable upon such distribution to the holders of all outstanding shares of Series B Preferred Stock and Parity Stock if the holder of each such outstanding share of Series B Preferred Stock and each such outstanding share of Parity Stock were paid in full, in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock are entitled were paid in full.

               (ii) The liquidation payment with respect to each outstanding fractional share of Series B Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Preferred Stock.

          5. REDEMPTION.

               (i) Subject to the rights of the holders of Senior Stock and in parity with any rights of Parity Stock, to the extent the Corporation shall have funds legally available therefor, the Series B Preferred Stock shall be redeemable, at the option of the Corporation, in whole or in part, at any time or from time to time, at a redemption price of $100.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption ("Redemption Price").

               (ii) Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock unless reissued as a stock dividend on shares of Series B Preferred Stock.

               (iii) Notwithstanding the foregoing provisions of this paragraph 5 of this Part D (but subject to the provisions of subparagraph (iv) of this Part D below), unless the full cumulative dividends on all outstanding shares of Senior Stock and Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed.

               (iv) Notwithstanding anything to the contrary contained in this Certificate, in the event that Michael Finkelstein dies or is disabled while he is employed by the Corporation, any holder of Series B Preferred Stock may require the insurance trust dated as of February 1, 1989 by and among the Corporation and Sidney Lapidus and Joanne R. Wenig, as trustees, as the same Day be amended from time to time (the "Insurance Trust") which is the beneficiary of life insurance and disability policies on Mr. Finkelstein to repurchase all or any portion of the Series B Preferred Stock owned by such holder in accordance with the provisions of the Insurance Trust and the provisions of Section 9.9 of the Stock Purchase Agreement dated October 28, 1988 by and among the Corporation, Michael Finkelstein and Warburg, Pincus Capital Company, L.P., as the same may be in effect from time to time.

               (v) Subject to the prior redemption rights of the holders of the Senior Stock and in parity with any rights of Parity Stock, if at any time the Corporation voluntarily sells, conveys, exchanges or transfers (for cash, shares of stock, securities or other consideration) all or substantially all the property or assets of the Corporation (other than a sale, conveyance, exchange or transfer to a subsidiary of the Corporation) or the Corporation consolidates or merges with one or more corporations (excluding a merger where the Corporation or a direct or indirect subsidiary or parent of the Corporation is the surviving corporation of such merger), the Corporation shall, to the extent the Corporation shall have funds legally available therefor, redeem all outstanding shares of Series B Preferred Stock.

               (vi) If the Corporation does not have funds legally available on the date specified for redemption in subparagraphs (i), (ii), (iv) or (v) above for the redemption of all the Series B Preferred Stock and any shares of Parity Stock then entitled to redemption, the Corporation shall redeem on such date, and on the 45th day after the close of each fiscal quarter of the Corporation, the number of shares of Series B Preferred Stock whose aggregate Redemption Price is equal to the amount of funds legally available for redemptions on such date multiplied by a fraction, the numerator of which is the aggregate Redemption Price of the Series B Preferred Stock originally issued and the denominator of which is the aggregate Redemption Price of the Series B Preferred Stock and the redemption price of any Parity Stock then entitled to redemption.

          6. EXCHANGE. Subject to the rights of the Senior Stock and subject to the Corporation having funds legally available for such payment, the Series B Preferred Stock shall be exchangeable, at the option of the Corporation, with the consent of the holders of a majority of the Series B Preferred Stock, in whole or in part, at any time or from time to time on the last day of March, June, September or December of any year, for debt securities of the Corporation which shall be referred to as the Corporation's 12% Subordinated Exchange Debentures due December 31, 1999 (the "Exchange Debentures"). Holders of the outstanding shares of Series B Preferred Stock will be entitled to receive $100.00 principal amount of the Exchange Debentures in exchange for each share of Series B Preferred Stock held by them at the time of exchange. At such time, the rights of the holders of Series B Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive on the date of the exchange an amount equal to the amount of accrued and unpaid dividends to the dividend payment date which coincides with the date of exchange), and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the dividend payment date which coincides with the date of exchange. Upon such exchange, the Corporation and the holder of the Series B Preferred Stock will agree on appropriate covenants (including, without limitation, subordination provisions and sinking fund and other redemption provisions) to be contained in the Exchange Debentures and the Corporation will enter into an appropriate Indenture containing provisions normally contained in indentures relating to publicly issued subordinated debentures. Interest on the Exchange Debentures shall be payable in cash. In accordance with paragraph 7 of this Part D, the Corporation will mail to each record holder of Series B Preferred Stock written notice of its intention to exchange no less than 30 nor more than 60 days prior to the date of such exchange. On the date of the exchange, the Corporation shall pay an amount equal to accrued but unpaid dividends, at the Corporation's option, in cash or in Exchange Debentures (at the rate of $100.00 initial principal amount for each $100.00 in accrued but unpaid dividends).

          7. PROCEDURE FOR REDEMPTION OR EXCHANGE.

               (i) Except as provided in paragraph 5(iv) of this Part D, in the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed or exchanged, the number of shares to be redeemed or exchanged shall be determined by the Board of Directors and the shares to be redeemed or exchanged shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in any redemption or exchange of fewer than all the outstanding shares of Series B Preferred Stock, the Corporation may redeem or exchange all shares held by any holders of a number of shares of Series B Preferred Stock not to exceed 100, as may be specified by the Corporation.

               (ii) In the event the Corporation shall redeem or exchange shares of Series B Preferred Stock, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption or exchange date, to each holder of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption or exchange date; (b) the number of shares of Series B Preferred Stock to be redeemed or exchanged and, if less than all the shares held by such holder are to redeemed or exchanged from such holder, the number of shares to be redeemed or exchanged from such holder; (c) the redemption or exchange price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchange for the Exchange Debentures; and (e) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or the date of exchange.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date or the exchange date (unless, in the case of a redemption, default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series B Preferred Stock so called for redemption or exchange shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series B Preferred Stock (unless reissued as a stock dividend on Series B Preferred Stock), and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price or the Exchange Debentures upon exchange and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid. In the event fewer than all of the shares represented by any such certificate are redeemed or exchanged, a new certificate shall be issued representing the unredeemed or unexchanged shares without cost to the holder thereof.

          8. VOTING RIGHTS.

               (i) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 8 of this Part D or as otherwise provided by law.

               (ii) So long as any shares of Series B Preferred Stock are outstanding, the Corporation will not without the affirmative vote or consent of the holders of a majority of the issued and outstanding Series B Preferred Stock voting as a separate class create any class or series of shares (other than the Senior Stock and the Series C Preferred Stock) ranking on a parity with or prior to the Series B Preferred Stock either as to dividends or redemption or upon liquidation, or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's certificate of incorporation to adversely affect the voting powers, rights or preferences of the Series B Preferred Stock.

               (iii) So long as any shares of Series B Preferred Stock shall be issued and outstanding, the holders of the Series B Preferred Stock shall have the right, voting separately as a class, to elect a majority of the members of the Board of Directors of the Corporation at all times, including a majority of the Board of Directors upon and after the election of a director pursuant to paragraph 7(iii) of Part C of Article FOURTH of the Certificate of Incorporation and upon and after any expansion of the Board of Directors pursuant to ARTICLE TENTH of the Certificate of Incorporation. The holders of Series B Preferred Stock shall have the right, by plurality vote, to remove any directors elected by the holders of Series B Preferred Stock. If the office of any director elected by the holders of Series B Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, by an increase in the number of directors, or otherwise, the remaining directors elected by the holders of Series B Preferred Stock (or appointed to fill a vacancy) may choose a successor or additional person who shall hold office for the unexpired term in respect of which such vacancy occurred. Subject to the provisions of Part A of Article FOURTH of the Certificate of Incorporation, the holders of the Common Stock of the Corporation shall have the right, voting separately as a class, to elect the number of directors not elected by the holders of the Series B Preferred Stock.

               (iv) The rights of holders of Series B Preferred Stock may be exercised at a special meeting of such holders called as provided herein or at an annual meeting of stockholders held for the purpose of electing directors. The holders of record of at least 25% of the Series B Preferred Stock then outstanding may designate in writing one of their number to call a special meeting of such holders and such meeting may be called by the person so designated in accordance with the notice required for meetings of stockholders, with such meeting to be held in such place in the continental United states as may be specified in such notice. Whenever holders of Series B Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of Series B Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                       E.

          There is hereby created a series of Preferred Stock, hereby designated as the Series C Convertible Preferred Stock, to consist of 164,000 shares, par value of $1.00 per share, having the designations, preferences, relative participating, optional and other special rights, qualifications, limitations and restrictions as hereinafter set forth:

          1. DESIGNATION. The designation of the series of Preferred Stock created hereby is Series C Convertible Preferred Stock and the number of shares constituting such series is One Hundred Sixty-Four Thousand (164,000) (the "Series C Preferred Stock").

          2. RANK. The Series C Preferred Stock shall, with respect to rights on redemption and rights on liquidation, winding up and dissolution, rank
(i) junior to the Corporation's Series A Senior Preferred Stock (the "Senior Preferred Stock"), (ii) on a parity with the Corporation's Series B Exchangeable Preferred Stock (the "Series B Preferred Stock") and the Corporation's Series D Preferred Stock (the "Series D Preferred Stock"), (iii) prior to or on parity with any other series of preferred stock established by the Board of Directors as set forth in the resolution of the Corporation's Board of Directors creating any such other series, and (iv) prior to all classes of Common Stock of the Corporation. All of such equity securities of the Corporation to which the Series C Preferred Stock ranks prior are collectively referred to herein as the "Junior Stock" and all such equity securities of the Corporation which rank on parity with the Series C Preferred Stock in respect to rights and redemption and rights on liquidation, winding up and dissolution are collectively referred to as "Parity Stock".

          3. DIVIDENDS. The holders of Series C Preferred Stock shall only be entitled to receive dividends as and when declared by the Board of Directors of the Corporation.


          4. LIQUIDATION PREFERENCE.

               (i) Subject to the rights of the holders of the Senior Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid, for each share outstanding, out of the assets of the Corporation available for distribution to its stockholders an amount equal to (A) the Redemption Price (as such term is defined in paragraph 5 of this Part E below) during the period from the second anniversary of the date of the initial issuance to and including the seventh anniversary thereof, or (B) the Accreted Value (as such term is defined in paragraph 9(i) of this Part E below) during the periods from initial issuance to the day preceding the second anniversary thereof and after the seventh anniversary of the initial issuance, in each case determined as of the date of the action by the Corporation effecting such liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any Junior Stock. Except as provided in the preceding sentence, holders of series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. Subject to the rights of the holders of the Senior Preferred Stock, if the assets of the Corporation are not sufficient to pay in full the amounts payable to the holders of outstanding shares of Series C Preferred Stock and Parity Stock on liquidation, dissolution or winding up, then the holders of all such shares shall share ratably in such distribution of assets as follows: with respect to all outstanding shares of Series C Preferred Stock, an amount equal to (A) the amount which is available for such distribution multiplied by (B) a fraction, (1) the numerator of which is the aggregate liquidation preference of the Series C Preferred Stock, and (2) the denominator of which is the aggregate amount which would be payable upon such distribution to the holders of all outstanding shares of Series C Preferred Stock and Parity Stock if the holder of each such outstanding share of Series C Preferred Stock and each such outstanding share of Parity Stock were paid in full.

               (ii) The liquidation payment with respect to any outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock.

           5. REDEMPTION.

               (i) Subject to the prior redemption rights of the holders of the Senior Preferred Stock, to the extent the Corporation shall have funds legally available therefor, the Series C Preferred Stock shall be redeemable, at the option of the Corporation, in whole but not in part, at any time and from time to time, on or after the second anniversary of the date of its initial issuance and prior to or on the seventh anniversary of its initial issuance, at a redemption price equal to (A) the "Redemption Value" per share for the applicable period set forth below at each anniversary date or (B) with respect to any date not an anniversary date, the Redemption Value for the immediately preceding anniversary date plus an amount equal to the difference between the Redemption Values at the immediately succeeding anniversary date and at the immediately preceding anniversary date multiplied by a fraction, the numerator of which is the number of days elapsed from the immediately preceding anniversary date to the redemption date and the denominator of which is 365 (the "Redemption Price"), to the extent the Corporation shall have funds legally available for such payment:

         ANNIVERSARY DATE                            REDEMPTION VALUE

         Second                                               $23.9389
         Third                                                 26.8116
         Fourth                                                30.0290
         Fifth                                                 33.6325
         Sixth                                                 37.6684


               (ii) If at any time the Corporation shall redeem more than 50% of the aggregate number of shares of Series B Preferred Stock originally issued or 50% of the aggregate number of shares of Series D Stock originally issued, the Corporation shall, to the extent the Corporation shall have funds legally available for such payment, redeem all outstanding shares of Series C Preferred Stock.

               (iii) If at any time Warburg, Pincus Capital Company L.P. or Michael Finkelstein or his designees or persons controlling, controlled by or under common control with Warburg, Pincus Capital Company L.P. or Michael Finkelstein shall cease to own capital stock of the Corporation allowing such persons as a group to elect a majority of the Board of Directors, and subject to the prior redemption rights of the holders of the Senior Preferred Stock and on a parity with any rights of holders of Parity Stock, the Corporation shall, to the extent funds are legally available therefor, redeem all outstanding shares of Series C Preferred Stock at a price equal to (A) the Redemption Price during the period from the second anniversary of the date of the initial issuance to and including the seventh anniversary thereof, or (B) the Accreted Value (as such term is defined in paragraph 9(i) below) during the periods from initial issuance to the day preceding the second anniversary thereof and after the seventh anniversary of the initial issuance, in each case determined as of the date of redemption.

               (iv) Subject to the prior redemption rights of the holders of the Senior Preferred Stock and in parity with any rights of holders of Parity Stock, on the tenth anniversary of the initial issuance of the Series C Preferred Stock or as soon thereafter as funds are legally available therefor, the Corporation shall, to the extent funds are legally available therefor, redeem all outstanding shares of Series C Preferred Stock at a price per whole share of $100.00.

               (v) Subject to the prior redemption rights of the holders of the Senior Preferred Stock, if at any time the Corporation voluntarily sells, conveys, exchanges or transfers (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation (other than a sale, conveyance, exchange or transfer to a subsidiary of the Corporation) or the Corporation consolidates or merges with one or more corporations (excluding a merger where the Corporation or a direct or indirect subsidiary or parent of the Corporation is the surviving corporation of such merger), the Corporation shall, to the extent the Corporation shall have funds legally available therefor, redeem all outstanding shares of Series C Preferred Stock.

               (vi) If the Corporation does not have funds legally available on the date specified for redemption in subparagraphs (ii), (iii), (iv) or (v) above for the redemption of all the Series C Preferred Stock and any shares of Parity Stock then entitled to redemption, the Corporation shall redeem on such date, and on the 45th day after the close of each fiscal quarter of the Corporation, the number of shares of Series C Preferred Stock whose aggregate Redemption Price is equal to the amount of funds legally available for redemptions on such date multiplied by a fraction, the numerator of which is the aggregate Redemption Price of the Series C Preferred Stock originally issued and the denominator of which is the aggregate Redemption Price of the Series C Preferred Stock and the redemption price of any Parity Stock then entitled to redemption.

               (vii) On or after the occurrence of any event described in subparagraph (ii), (iii) or (v) or the tenth anniversary of the initial issuance of the Series C Preferred Stock, unless all the Series C Preferred Stock shall have been redeemed as provided in this paragraph 5, the Corporation shall not declare or pay cash dividends with respect to any Parity Stock or Junior Stock.

               (viii) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

               (ix) Notwithstanding the foregoing provisions of this paragraph 5, unless the full cumulative dividends on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Senior Preferred Stock are simultaneously redeemed.

          6. PROCEDURE FOR REDEMPTION.

               (i) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors, except that the Corporation may redeem all shares held by any holders of a number of shares of Series C Preferred Stock not to exceed 100, as may be specified by the Corporation.

               (ii) In the event the Corporation shall redeem shares of Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, provided, however, in the event the Corporation elects to redeem shares of Series C Preferred Stock in connection with the Corporation's initial public offering of its Common Stock, the redemption date shall be not later than three (3) business days after the closing date of such initial public offering and the notice of redemption shall be mailed not less than five (5) days or more than 60 days prior to the redemption date. Any such notice of redemption shall be sent as aforesaid to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; and
(d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption as of the redemption date or such notice of redemption shall have been revoked) increases in the Redemption Value and the "Accreted Value" (as hereinafter defined) shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid (unless such notice of redemption shall have been revoked by the Corporation). In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (iv) The Corporation may, at its option, revoke any notice of redemption given to the holders of Series C Preferred Stock at any time prior to the redemption date therefor by sending notice of revocation thereof to each record holder of shares of Series C Preferred Stock at such holder's address as the same appears on the stock register of the Corporation, by first class mail, postage prepaid, at any time prior to the redemption date. Any shares surrendered for payment shall be returned to the holders who sent such shares.

          7. VOTING RIGHTS.

               (i) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 7 of this Part E or as otherwise provided by law.

               (ii) So long as any shares of Series C Preferred Stock are outstanding, the Corporation will not without the affirmative vote or consent of the holders of a majority of the issued and outstanding Series C Preferred Stock voting as a separate class create any new class or series of shares ranking prior to the Series C Preferred Stock either as to redemption or upon liquidation, dissolution or winding-up of the Corporation or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's certificate of incorporation to adversely affect the voting powers, rights or preferences of the Series C Preferred Stock. Nothing in this paragraph 7 of this Part E shall restrict the Corporation from creating, or require the consent of holders of Series C Preferred Stock to the creation of, any separate class or series of shares of preferred stock junior to or on parity with the Series C Preferred Stock.

          8. PERMITTED REDEMPTION. Notwithstanding anything to the contrary in the foregoing provisions of this Part E, including, without limitation, paragraphs 3 or 5 hereof, subject to compliance with applicable law, the Corporation or any insurance trust established by the Corporation (including, without limitation, the insurance trust dated as of February 1, 1989 by and among the Corporation, Sidney Lapidus and Joanne R. Wenig, as trustees, as the same may be amended from time to time) shall be permitted to redeem or purchase all or any portion of shares of its series B Preferred Stock at any time from the proceeds of life and/or disability insurance maintained or held with respect to executive officers of the Corporation (including, without limitation, Michael Finkelstein), irrespective of whether any of the Series C Preferred Stock is then outstanding and will remain outstanding thereafter.

          9. CONVERSION.

               (i) Any Series C Preferred Stock, other than Series C Preferred Stock the notice of redemption of which has been given and not revoked pursuant to paragraph 6, shall be convertible into shares of Common Stock of the Corporation, at the option of the holder, in whole or in part, at any time or from time to time during the period commencing with the later of (A) the effective date of the Corporation's initial public offering of its Common Stock and (B) the date the price in such offering is established and announced to the public, and ending at the close of business on the third business day following such date (the "Conversion Expiration Date"). The Corporation shall give notice of the Conversion Expiration Date and the event giving rise to the conversion right to each holder of record of Series C Preferred Stock at such holder's address as the same appears on the stock register of the Corporation by recognized overnight delivery service at least four business days prior to the Conversion Expiration Date. Any shares of Series C Preferred Stock which the holder has not elected to convert on or prior to the Conversion Expiration Date shall have no further conversion rights. Holders of the outstanding shares of Series C Preferred Stock will be entitled to receive such number of shares of Common Stock in exchange for each share of Series C Preferred Stock converted by such holders equal to the Accreted Value (as defined below) divided by the initial offering price of the Corporation's Common Stock to the public in the Corporation's initial public offering. With respect to each share of Series C Preferred Stock, the term "Accreted Value" shall mean the "Accreted Amount" set forth below at each anniversary date or, if the date of determination is not an anniversary date, the Accreted Amount for the immediately preceding anniversary date plus an amount equal to the difference between the Accreted Amount at the immediately succeeding anniversary date and at the immediately preceding anniversary date multiplied by a fraction, the numerator of which is the number of days elapsed from the immediately preceding anniversary date to the date of determination and the denominator of which is 365.

                  ANNIVERSARY DATE                            ACCRETED AMOUNT

                  Before First                                $ 19.1064
                  First                                         22.5456
                  Second                                        26.6038
                  Third                                         31.3925
                  Fourth                                        37.0432
                  Fifth                                         43.7109
                  Sixth                                         51.5789
                  Seventh                                       60.8631
                  Eighth                                        71.8184
                  Ninth                                         84.7458
                  Tenth                                        100.0000


               (ii) Any holder of shares of Series C Preferred Stock electing to convert such shares or any portion thereof in accordance with this paragraph 9 shall deliver the certificates therefor to the principal office of any transfer agent for the Common Stock or, if there shall not exist any transfer agent for the Common Stock, the principal executive office of the Corporation, with duly executed instructions to convert such shares into Common Stock. The conversion right with respect to any such shares of Series C Preferred Stock shall be deemed to have been exercised on the earlier of the Conversion Expiration Date or at the date upon which the certificates therefore with such instructions shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon said date.

               (iii) The Corporation may, at its option, determine not to issue fractional shares of Common Stock or scrip representing fractional shares upon conversion of shares of Series C Preferred Stock, subject to applicable law and applicable contractual obligations of the Corporation. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. If the Corporation determines not to issue fractional shares, instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share or shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction based on the initial offering price of the Common Stock.

               (iv) The Corporation shall pay any documentary, stand or similar issue or transfer tax due on the issue of shares of Common Stock upon any conversion on behalf of a holder of record of the Series C Preferred Stock.

                                       F.

          There is hereby created a series of Preferred Stock, hereby designated as the Series D Convertible Preferred Stock, to consist of 100,000 shares, par value of $1.00 per share, having the designations, preferences, relative participating, optional and other special rights, qualifications, limitations and restrictions as hereinafter set forth:

          1. DESIGNATION. The designation of the series of Preferred Stock created hereby is Series D Convertible Preferred Stock and the number of shares constituting such series is 100,000 (the "Series D Preferred Stock").

          2. RANK. The Series D Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank (i) junior to the Corporation's Series A Senior Preferred Stock (the "Series A Senior Preferred Stock"), Series B Exchangeable Preferred Stock (the "Series B Preferred Stock") and Series C Convertible Preferred Stock (the "Series C Preferred Stock") (collectively, with respect to the Series D Preferred Stock, the "Senior Stock"), (ii) prior to or on parity with any other series of preferred stock established by the Board of Directors as set forth in the resolution of the Corporation's Board of Directors creating any such other series (collectively with respect to the Series D Preferred Stock, the "Parity Stock"), and (iii) prior to all classes of Common Stock of the Corporation and any series of non-parity preferred stock (collectively, with respect to the Series D Preferred Stock, the "Junior Stock").

          3. DIVIDENDS.

               (i) Subject to the rights of the Senior Stock, the holders of Series D Preferred Stock shall be entitled, in preference to the holders of any Junior Stock and on a parity with any Parity Stock as to which dividends are payable, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, to cumulative dividends at the rate of $50.00 per share per annum through June 30, 2000 and at the rate of $90.00 per share per annum commencing July 1, 2000. Such dividends shall begin to accrue from and after the date of issuance and shall accrue in equal quarterly installments at the rate of $50.00 per share per annum on a cumulative basis quarterly on the 1st day of January, April, July, and October in each year (each of such dates being a "dividend payment date"); provided, however, (i) that the amount of the first quarterly dividend shall be computed at a rate of $50.00 per share per annum based on the number of days from the date of issuance to April 1, 1993, (ii) that the dividend shall accrue in equal quarterly installments at the rate of $90.00 per share per annum on a cumulative basis quarterly commencing July 1, 2000, and (iii) that the quarterly dividend payable on any Series D Preferred Stock which is outstanding for a portion of any quarterly period shall be computed based on the number of days during such quarterly period such Series D Preferred Stock is outstanding.

               (ii) All dividends paid with respect to shares of the Series D Preferred Stock pursuant to paragraph 3(i) of this Part F shall be paid pro rata to the holders entitled thereto. Any dividend not paid shall be fully cumulative and shall accrue quarterly (whether or not declared).

               (iii) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of Series D Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its indebtedness or Senior Stock or any Parity Stock specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series D Preferred Stock at any time, whether permitted by any of such agreements or not.

               (iv) (a) Holders of shares of the Series D Preferred Stock shall be entitled to receive the dividends provided for in paragraph 3(i) of this Part F hereof in preference to and in priority over any dividends upon any of the Junior Stock.

                    (b) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Stock to the holders of Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption and/or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series D Preferred Stock not declared or paid (including accrued dividends not paid by reason of the terms and conditions of paragraph 3(i) or paragraph 3(iii) of Part F hereof) shall have been or be paid.

               (v) Subject to the rights of the holders of the Senior Stock, if the Corporation shall declare a dividend on the Series D Preferred Stock and the amount of the dividend declared or such lesser amount as may be legally available for the payment thereof, is not sufficient to pay in full the accrued and unpaid dividends on the Series D Preferred Stock and the accrued and unpaid dividends on all outstanding shares of Parity Stock entitled to parity dividend payments, then the holders of all such shares shall share ratably in such distribution of assets as follows: with respect to all outstanding shares of Series D Preferred Stock, an amount equal to (A) the amount which is available for such distribution multiplied by (B) a fraction, (1) the numerator of which is the aggregate accrued and unpaid dividends on the Series D Preferred Stock, and (2) the denominator of which is the aggregate amount which would be payable upon such distribution to the holders of all outstanding shares of Series D Preferred Stock and other Parity Stock entitled to parity with respect to the payment of dividends if the holder of each such outstanding share of Series D Preferred Stock and each such outstanding share of such Parity Stock were paid in full.

          4. LIQUIDATION PREFERENCE. Subject to the rights of the holders of Senior Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $500.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. Except as provided in the preceding sentence, holders of Series D Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. Subject to the rights of the holders of Senior Stock, if the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series D Preferred Stock and Parity Stock on the liquidation dissolution or winding up, then the holders of all such shares shall share ratably in such distribution of assets as follows: with respect to all outstanding shares of Series D Preferred Stock, an amount equal to (A) the amount which is available for such distribution, multiplied by (B) a fraction
(1) the numerator of which is the aggregate liquidation preference of the Series D Preferred Stock, and (2) the denominator of which is the aggregate amount which would be payable upon such distribution to the holders of all outstanding shares of Series D Preferred Stock and Parity Stock if the holder of each such outstanding share of Series D Preferred Stock and each such outstanding share of Parity Stock were paid in full.

          5. REDEMPTION.

               (i) Subject to the rights of the holders of Senior Stock, to the extent the Corporation shall have funds legally available therefor, all outstanding shares of the Series D Preferred Stock shall be redeemable, at the option of the Corporation, at a redemption price of $500.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price") at any time and from time to time (x) commencing July 1, 2000 or (y) when there are fewer than 15,000 shares of Series D Preferred Stock issued and outstanding.

               (ii) Shares of Series D Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Series D Preferred Stock shall be reissued or sold as Series D Preferred Stock.

               (iii) Subject to the prior redemption rights of the holders of the Senior Stock, if at any time the Corporation voluntarily sells, conveys, exchanges or transfers (for cash, shares of stock, securities or other consideration) all or substantially all the property or assets of the Corporation (other than a sale, conveyance, exchange or transfer to a subsidiary of the Corporation) or the Corporation consolidates or merges with one or more corporations (excluding a merger where the Corporation or a direct or indirect subsidiary or parent of the Corporation is the surviving corporation of such merger) (collectively, a "Reorganization"), to the extent the Corporation shall have funds legally available therefor, all outstanding shares of Series D Preferred Stock shall be redeemable, at the option of the Corporation, at the Redemption Price.

          6. PROCEDURE FOR REDEMPTION.

               (i) In the event that fewer than all the outstanding shares of Series D Preferred Stock are able to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors, except that in any redemption of fewer than all the outstanding shares of Series D Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares of Series D Preferred Stock not to exceed 100, as may be specified by the Corporation.

               (ii) In the event the Corporation shall redeem shares of Series D Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption date; (b) if fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed or exchanged from such holder; (c) the Redemption Price;
(d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless, in the case of redemptions, default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series D Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          7. VOTING RIGHTS.

               (i) The holders of record of shares of Series D Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 7 of this Part F or as otherwise provided by law.

               (ii) So long as any shares of Series D Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of a majority of the issued and outstanding Series D Preferred Stock voting as a separate class, create any class or series of shares (other than the Senior Stock outstanding on the date hereof) ranking on a parity with or prior to the Series D Preferred Stock either as to dividends or redemption or upon liquidation, or amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's certificate of incorporation or any resolution providing for the issue of such Series D Preferred Stock to adversely affect the voting powers, rights or preferences of the Series D Preferred Stock, including, without limitation, rights to accrued dividends, redemption and liquidation prices and other rights. Neither the Corporation nor any holder of Series D Preferred Stock voting in favor of or consenting to such creation, amendment, alteration or repeal shall have any liability to any other holder with respect to such action.

               (iii) The rights of holders of Series D Preferred Stock may be exercised at a special meeting of such holders called as provided herein or at an annual meeting of stockholders held for the purpose of electing directors. The holders of record of at least 50% of the Series D Preferred Stock then outstanding may designate in writing one of their number to call a special meeting of such holders and such meeting may be called by the person so designated in accordance with the notice required for meetings of stockholders, with such meeting to be held in such place in the continental United States as may be specified in such notice. Whenever holders of Series D Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of Series D Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          8. CONVERSION. (i) The holder of any share or shares of Series D Preferred Stock shall have the right, at its option, to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation at any time and from time to time after the date of issuance at the rate of one share of Common Stock for each one share of Series D Preferred Stock or at the rate which results from the making of any adjustment specified in subparagraph (v) hereof (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph (v) hereof, if any, in exchange for one share of Series D Preferred Stock being hereinafter called the "Conversion Rate"). When shares of Series D Preferred Stock are converted, all dividends accrued and unpaid on the stock so converted to the date of conversion (whether or not currently payable) shall automatically be canceled.

               (ii) The Series D Preferred Stock shall be convertible at the principal office of the Corporation into fully paid and nonassessable shares of Common Stock at the Conversion Rate. In case of the redemption pursuant to paragraph 5(i) or 5(iii) of this Part F of any shares of Series D Preferred Stock, such right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on the date fixed for such redemption or Reorganization, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed or such Reorganization shall not occur.

               (iii) In order to convert shares of Series D Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in subparagraph (i) above, the holder thereof shall surrender the certificate or certificates representing Series D Preferred Stock, duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five business days, deliver at said office or other place to such holder of Series D Preferred Stock, or to such holders nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares in an amount equal to the same fraction of the Conversion Amount of a whole share of Common Stock on the business day preceding the day of conversion and for dividends. Shares of Series D Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series D Preferred Stock represented thereby to the sale extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

               (iv) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series D Preferred Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

               (v) The Conversion Rate shall be subject to the following adjustments:

               (a) If the Corporation shall declare and pay to the holders of Common Stock a dividend or other distribution payable in shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if such shares of Series D Preferred Stock had been converted immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution.

               (b) If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series D Preferred Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

               (c) If the Corporation shall issue or sell any Additional Shares of Common Stock for a consideration per share less than the greater of Market Price or the applicable Conversion Amount of the Series D Preferred Stock (in each case as such terms are defined in subparagraph (vii) hereof), then the Conversion Rate shall be adjusted to the number determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, as follows: (A) if issued for a consideration per share less than Market Price the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to the Market Price, and (B) if issued for a consideration per share less than the applicable Conversion Amount, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to such Conversion Amount. If shares of Common Stock shall be issued at a price per share less than both the applicable Conversion Amount and Market Price, the Conversion Rate shall be adjusted in the manner hereinabove set forth which will result in the greater increase in the Conversion Rate. For the purposes of this subparagraph
               (c), the date as of which such Conversion Amount or Market Price shall be computed shall be the earlier of (y) the date on which the Corporation shall enter into a firm contract for the issuance or sale of such Additional Shares of Common Stock or (z) the date of the actual issuance or sale of such shares.

               (d) If the Corporation shall issue or sell any warrants, options, or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares of Common Stock or evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock (such convertible or exchangeable evidences of indebtedness, shares of stock or other securities hereinafter being called "Convertible Securities"), or shall issue and sell Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such warrants, options or other rights), shall be less than the greater of Market Price or the applicable Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (c) on the basis that (y) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and
               (z) the aggregate consideration (plus the consideration, if any, received for such warrants, options or other rights) for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities.

               (e) For the purposes of subparagraph (d) above, the date as of which such Conversion Amount and Market Price shall be computed shall be the earliest of (x) the date on which the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any warrants, options or other rights referred to in subsection (d) or to receive any Convertible Securities, (y) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants, options or other rights or Convertible Securities or
               (z) the date of the actual issuance of such warrants, options or other rights or Convertible Securities.

               (f) No adjustment of the Conversion Rate shall be made under subparagraph (c) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options or other rights therefor), pursuant to subparagraph (d).

               (g) If any warrants, options or other rights (or any portions thereof) or conversion rights pursuant to Convertible Securities which shall have given rise to an adjustment pursuant to subparagraph (d) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such warrants, options or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Rate hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any Additional Shares of Common Stock corresponding to such warrants, options or other rights or conversion rights as shall have expired or terminated, (y) treating the Additional Shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such warrants, options or other rights or of conversion rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor, and (z) treating any of such warrants, options or other rights or of conversion rights pursuant to any Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time; provided, however, that any consideration which was actually received by the Corporation in connection with the issuance or sale of such warrants, options or other rights shall form part of the readjustment computation even though such warrant, options or other rights shall have expired without the exercise thereof. The Conversion Rate shall be adjusted as provided in subparagraph (c) as a result of any increase in the number of Additional Shares of Common Stock issuable, or any decrease in the consideration payable upon any issuance of Additional Shares of Common Stock, pursuant to any antidilution provisions contained in any warrants, options or other rights or in any Convertible Securities.

               (h) (A) In case any Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor except otherwise provided in this subparagraph (h).

                    (B) In case any Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock or Convertible Securities shall be offered by the Corporation for subscription, the consideration received therefor shall be deemed to be the subscription price.

                    (C) In case any Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the consideration received therefor shall be deemed to be the initial public offering price.

                    (D) In any such case covered by subparagraphs (A), (B), or
                    (C) herein, in determining the amount of consideration received by the Corporation, if the consideration is in whole or in part consideration other than cash, the amount of the consideration shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation. If Additional Shares of Common Stock shall be issued as part of a unit with warrants, options, or other rights, then the amount of consideration for the warrants, option or other right shall be deemed to be the amount determined at the time of issuance by the Board of Directors of the Corporation. If the Board of Directors of the Corporation shall not make any such determination, the consideration for the warrant, option or other right shall be deemed to be zero.

                    (E) In any such case covered by subparagraphs (A), (B), (C), or (D) herein, in determining the amount of consideration received by the Corporation (I) any amounts paid or receivable for accrued interest or accrued dividends shall be excluded, and (II) any compensation, discounts, expenses paid or incurred or underwriting commissions or concessions paid in connection therewith shall not be deducted.

                    (F) In any case covered by subparagraphs (A), (B) or (C) herein, there shall be added to the consideration received by the Corporation at the time of issuance or sale, the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such warrants, options or other rights which relate to Convertible Securities and the minimum aggregate amount of consideration, if any, payable upon the conversion or exchange thereof.

                    (G) In case any Additional Shares of Common Stock, Convertible Securities or any options, warrants or other rights to purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, as determined by the Board of Directors of the Corporation, of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase such Additional Shares of Common Stock or Convertible Securities.

               (i) In case the Corporation shall effect a Reorganization and, pursuant to the terms of such Reorganization, shares of stock or other securities, property or assets of the Corporation, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then each holder of Series D Preferred Stock shall be given a written notice from the Corporation informing each holder of the terms of such Reorganization and of the record date thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and each holder of Series D Preferred Stock shall have the right after such notice but prior to such Reorganization to convert the Series D Preferred Stock and to receive, upon conversion of such Series D Preferred Stock, the number of shares of stock or other securities, property or assets of the Corporation, successor or transferee or affiliate thereof or cash receivable upon or as a result of such Reorganization, by a holder of the number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization, multiplied by the number of shares of Series D Preferred Stock as may be converted. After the Reorganization, the rights of the holders of Series D Preferred Stock to convert such stock shall terminate and be of no further force or effect.

               (j) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of such shares shall be considered an issue or sale of Common Stock, for the purposes of this paragraph 8(v) of this Part F.

               (k) If a state of facts shall occur which, without being specifically controlled by the provisions of this paragraph 8(v) of this Part F, would not fairly protect the conversion rights of the Series D Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

               (l) Anything herein to the contrary notwithstanding, no adjustment in the Conversion Rate shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least 1% in such rate; provided, however, that any adjustment which by reason of this subparagraph (1) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (m) All calculations under this paragraph 8(v) of this Part F shall be made to the nearest one-tenth of a share.

               (n) Whenever the Conversion Rate shall be adjusted pursuant to this paragraph 8(v) of this Part F, the Corporation shall forthwith obtain, and cause to be delivered to each holder of Series D Preferred Stock, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation determined the fair value of any consideration other than cash pursuant to subparagraph (h)) and specifying the new Conversion Rate. In the case referred to in subparagraph (i), such certificate shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series D Preferred Stock after giving effect to the provisions of such subparagraph (i).

               (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series D Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series D Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series 3 Preferred Stock in accordance with the provisions hereof.

               (vii) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series D Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Conversion Amount of a whole share of Common Stock on the business day preceding the day of conversion.

               (viii) The following terms used in this paragraph 8 of this Part F shall have the meanings set forth below.

               (A) "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Corporation issued by the Corporation after the date hereof, or any security which is convertible into or exchangeable for Common Stock, or any right, option or warrant to acquire Common Stock except for (v) shares of Series C Convertible Preferred Stock or the shares of Common Stock into which it may be converted; (w) Common Stock Purchase Warrants to purchase up to 15,000 shares of Common Stock (subject to adjustment) originally issued April 7, 1989 as the same may be in effect from time to time and shares of Common Stock for which such warrants may be exercised; (x) shares of Common Stock issued upon conversion of the Series D Preferred Stock, (y) right, options, warrants or stock grants to employees, directors and consultants of the Corporation outstanding on the date of original issuance of the Series D Preferred Stock and shares of Common Stock issuable upon exercise of such rights, options or warrants to employees, directors and consultants of the Corporation, (z) options or stock grants to employees pursuant to employee benefit plans.

               (B) "Conversion Amount" shall mean at any applicable date the amount equal to the quotient resulting from dividing $500.00 by the Conversion Rate in effect on such date for the Series D Preferred Stock.

               (C) "Market Price" of a share of Common Stock on any day shall mean the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Corporation, or, if there is no such firm, as furnished by any number of the National Association of Securities Dealers, Inc. selected by the Corporation or, if the shares of Common Stock are not publicly traded, the Market Price for such day shall be the Conversion Amount.

               FIFTH: The business and affairs of the Corporation shall be managed by the Board of Directors, and election of directors need not be by written ballot unless and to the extent the By-Laws of the Corporation so provide.

               SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

               SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders, directors, and officers by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

               NINTH: That thereafter, the stockholders of the Corporation entitled to vote in respect thereof unanimously consented to the adoption of the Amendment and Restatement of the Certificate of Incorporation herein certified in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

               TENTH: So long as any of the $53,100,000 principal amount of the Corporation's Senior Subordinated Notes (hereinafter referred to as the "Notes" and the term "Note" shall refer to any one of the Notes) issued pursuant to the Indenture dated as of April 1, 1989 (the "Indenture") among the Corporation, Channel 20, Inc., Channel 39, Inc., Channel 40, Inc., Channel 53, Inc. and United States Trust Company of New York, as Trustee, remain outstanding, the Holders (as defined in the Indenture) of the Notes shall have the following voting rights:

               (a) Except as otherwise provided herein and in the Indenture and except as provided by statute, the Holders of the Notes shall have no voting rights and shall not be deemed to be stockholders or have any rights as stockholders of the Corporation.

               (b) In case at any time an Event of Default (as defined in the Indenture) shall have occurred and shall have continued uncured for thirty (30) days, then during the period (the "Voting Period") commencing with such time and ending when such Event of Default shall have been cured and no other Events of Default are existing, the number of directors of the Corporation shall automatically be increased by one (1) and the holders of a majority of the aggregate outstanding principal amount of the Notes shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect one additional director to the Board of Directors of the Corporation. The rights of the Holders of the Notes contained in this paragraph
(b) may be exercised by written consent in lieu of a meeting by the Holders of Notes representing a majority of the aggregate outstanding principal amount of the Notes or by a vote at any meeting of the Holders of the Notes or stockholders of the Corporation. All actions of the Holders shall be taken and all meetings of the Holders shall be called, in the manner provided for in the Indenture. At the end of the Voting Period, the term of such additional director shall automatically terminate and the Holders of the Notes shall be automatically divested of all voting power vested in them under this paragraph
(b) but subject always to subsequent vesting hereunder of voting power in the Holders of the Notes in the event of the occurrence of any subsequent Event of Default.

               (c) Upon the election of such additional director by the Holders of the Notes, the director elected by the Holders shall serve until his successor is elected and qualified and such director together with all current directors shall constitute the directors of the Corporation.

               (d) The Holders of outstanding Notes shall be entitled to vote as a class upon a proposed amendment to this Certificate of Incorporation if such amendment would alter or change the powers or special rights of the Notes granted pursuant to this Article Tenth so as to affect such Holders adversely.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Michael Finkelstein, its President, and attested by Michael Finkelstein, its Secretary, this 9th day of March, 1993.

                                            RENAISSANCE COMMUNICATIONS CORP.



                                            By:/S/ MICHAEL FINKELSTEIN
                                            Michael Finkelstein
                                            President

ATTEST:

/S/ MICHAEL FINKELSTEIN
Michael Finkelstein
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        RENAISSANCE COMMUNICATIONS CORP.

                        ---------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law
                        ---------------------------------


          RENAISSANCE COMMUNICATIONS CORP., a Delaware corporation, hereby certifies as follows:

          1. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring it advisable that the Restated Certificate of Incorporation of the Corporation be hereby amended by deleting the first paragraph of Article FOURTH in its entirety and by inserting the following new first paragraph to Article FOURTH in lieu thereof:

                  FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Forty Million (40,000,000) shares, of which (a) Two Million Five Hundred Thousand (2,500,000) shares shall be Preferred Stock with a par value of $1.00 per share (hereinafter referred to as "Preferred Stock") and
         (b) Thirty-Seven Million Five Hundred Thousand (37,500,000) shares shall be Common Stock with a par value of $.01 per share (hereinafter referred to as the "Common Stock").

and declaring that simultaneously with the effectiveness of said amendment of Article FOURTH each of the issued and outstanding shares of Common Stock with a par value of $1.00 per share shall be changed and reclassified into seventy-five
(75) shares of Common Stock with a par value of $.01 per share.

          2. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; written notice has been given to those stockholders who have not consented in writing as provided in said
Section 228; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Signed and attested to this 19th day of January, 1994.


                                                 /s/ Michael Finkelstein
                                                 -------------------------------
                                                 Name:  Michael Finkelstein
                                                 Title: Chairman of the Board


Attest:


/s/ Michael Finkelstein
- -------------------------------
Name:  Michael Finkelstein
Title:  Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        RENAISSANCE COMMUNICATIONS CORP.

                        ---------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law
                        ---------------------------------


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Renaissance Communications Corp.

          2. The Restated Certificate of Incorporation of the Corporation is hereby amended to (a) amend the first paragraph of Article FOURTH to increase the number of shares of Common Stock which the Corporation is authorized to issue and (b) delete parts C, D, E and F of Article FOURTH. Article FOURTH, as so amended, is hereby amended to read in its entirety as follows:

                  FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which (a) Two Million Five Hundred Thousand (2,500,000) shares shall be Preferred Stock with a par value of $1.00 per share (hereinafter referred to as "Preferred Stock") and
         (b) Ninety-Seven Million Five Hundred Thousand (97,500,000) shares shall be Common Stock with a par value of $.01 per share (hereinafter referred to as the "Common Stock").

          The following is a statement of the designations, powers, preferences and rights of the classes of capital stock of the Corporation and the qualifications, limitations or restrictions thereof.

                                       A.

               Preferred Stock may be issued in one or more series. The number of shares of any series of Preferred Stock and the designations, powers, preferences and relative participating, optional and other special rights of Preferred Stock of each series, and the qualifications, limitations and restrictions thereof, shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the number of shares constituting that series and the distinctive designation of that series, (b) state the dividend rate, if any, therefor, which dividend rate may vary under different conditions and at different dates, and, if a dividend rate shall be fixed for shares of Preferred Stock of such series, the terms and conditions of declaration and payment of dividends on such shares (which terms and conditions may vary under different conditions and at different dates), including, without limitation, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series, (c) fix the rights of shares of Preferred Stock of such series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not shares of Preferred Stock of such series shall be redeemable and, if so, the terms and conditions of such redemption, including, without limitation, the date or dates upon or after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amounts may vary under different conditions and at different redemption dates, (e) fix the voting powers of the holders of Preferred Stock of such series, whether full or limited, or without voting powers; and may, in a manner not inconsistent with the provisions of this Article FOURTH, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase, redeem or otherwise acquire shares of capital stock ranking junior to Preferred Stock as to dividends or distribution of assets upon liquidation (such capital stock is hereinafter referred to in this Part A of Article FOURTH as "junior stock"), (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to the holders of, or the purchase, redemption, or reacquisition of, junior stock, (v) grant to the holders of Preferred Stock of such series the right to convert such stock into shares of junior stock, and (vi) fix such other designations, powers, preferences, rights, qualifications, limitations and restrictions of shares of Preferred Stock of such series as the Board of Directors may determine and which are not inconsistent with the provisions of this Article FOURTH. The term "fixing for such series" and similar terms shall mean stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

                                       B.

               Subject to the prior rights of Preferred Stock, set forth in Part A of this Article FOURTH and to the conditions set forth therein or in any resolution of the Board of Directors providing for issuance of any particular series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on Common Stock from time to time out of any funds legally available therefor.

               Subject to the provisions of Part A of this Article FOURTH, the holders of Common Stock shall be entitled to one vote for each share held at all meetings of stockholders of the Corporation; provided, however, that the holders of all or any series of Preferred Stock shall have certain voting rights as provided in any resolution of the Board of Directors providing for issuance of any particular series of Preferred Stock, which are not otherwise provided to the holders of the Common Stock.

               3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. Signed and attested to this 2nd day of May, 1996.

                                                 /s/ Michael Finkelstein
                                                 -------------------------------
                                                 Name:  Michael Finkelstein
                                                 Title: Chairman of the Board

Attest:

/s/ John C. Ferrara
- -------------------------------
Name:  John C. Ferrara
Title: Assistant Secretary